UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2017

HELIOS AND MATHESON ANALYTICS INC.

(Exact name of Registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	0-22945 (Commission File Number)	13-3169913 (IRS Employer Identification Number)

Empire State Building

350 5th Avenue

New York, New York 10118

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 979-8228

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 1.01.     Entry Into a Material Definitive Agreement.

Sale of Senior Secured Convertible Notes

The following does not purport to be a complete description of the Securities Purchase Agreement, the Senior Secured Convertible Notes, the Investor Note, the Registration Rights Agreement, the Security and Pledge Agreement, the Guaranty, the Voting and Lockup Agreements and the Placement Agent Warrants described in this Current Report and each is qualified in its entirety by reference to the full text of such document. Such documents are attached as exhibits to this Current Report and are incorporated herein by reference.

Capitalized terms used in the discussion below but not defined are defined in the form of Senior Secured Convertible Notes attached as Exhibit 10.2 to this Current Report.

Securities Purchase Agreement

On February 7, 2017, pursuant to a Securities Purchase Agreement (“SPA”) entered into by Helios and Matheson Analytics Inc. (the “Company”) and an institutional investor (the “Investor”), the Company agreed to sell and issue Senior Secured Convertible Notes to the Investor in the aggregate principal amount of $5,681,818 (each, a “Note” and collectively, the “Notes”), consisting of a Note in the principal amount of $681,818 and a Note in the principal amount of $5,000,000, for consideration consisting of a secured promissory note payable by the Investor to the Company (the “Investor Note”) in the principal amount of $5,000,000 (the “Investor Note Principal”) (collectively, the “Note Financing”). The Note in the principal amount of $681,818 is referred to as the “Initial Note”. The Note in the principal amount of $5,000,000 is referred to as the “Additional Note”. The Note Financing will be consummated pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506(b) promulgated thereunder. The Company will use the net proceeds from the sale of the Notes, if and when received pursuant to payments of the Investor Note Principal by the Investor, for general corporate purposes.

If the Company proposes to undertake a subsequent offering of its securities, subject to certain customarily exempt securities (a “Subsequent Placement”), at any time on or prior to the later of (x) the date the Notes held by the Investor are no longer outstanding and (y) the second anniversary of the Closing Date, the Investor will have the right to subscribe for up to 50% of the securities offered.

The Company obtained the written consent of the holders of a majority of its common stock approving the Note Financing and the potential issuance of more than 20% of the Company’s issued and outstanding common stock in connection with the Note Financing, in accordance with Nasdaq Listing Rule 5635. The Company is also required to file with the Securities and Exchange Commission, no later than March 31, 2017, and mail to its remaining stockholders, a definitive information statement in compliance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended.

The SPA requires the Company to reimburse the Investor for all reasonable costs and expenses incurred by the Investor or its affiliates in connection with the structuring, documentation, negotiation and closing of the Note Financing.

Investor Note

The Investor Note will be payable in full eight months from the date of issuance (the “Closing Date”). The Investor’s obligation to pay the Company the Investor Note Principal pursuant to the Investor Note is to be secured by $5,000,000, in the aggregate, in cash, cash equivalents, any Group of Ten (“G10”) currency and any notes or other securities issued by any G10 country. The Company will receive that portion of the Investor Note Principal then due upon each voluntary or mandatory prepayment of the Investor Note. On or after February 28, 2017 (or earlier if the Company permits), the Investor may, at its option and at any time, voluntarily prepay the Investor Note, in whole or in part. The Investor Note is also subject to mandatory prepayment, in whole or in part, upon the occurrence of one or more of the following mandatory prepayment events:

(1) Mandatory Prepayment upon Conversion of Notes – At any time the Investor has converted $681,818 or more in principal amount of the Notes, the Investor will be required to prepay the Investor Note, on a dollar-for-dollar basis, for each subsequent conversion of the Notes.

(2) Mandatory Prepayment upon Mandatory Prepayment Notices – The Company may require the Investor to prepay the Investor Note by delivering a mandatory prepayment notice to the Investor, subject to (i) the satisfaction of certain equity conditions, and (ii) the Investor’s receipt of a valid written notice by the Company electing to effect a mandatory conversion of Restricted Principal (defined as $5,000,000 of the principal amount of the Notes), not in excess of the Maximum Mandatory Share Amount or the Maximum Mandatory Conversion Amount (each as defined below under the heading Conversion of the Notes).

The Investor Note also contains certain optional offset rights of the Company and the Investor, which if exercised, would reduce the amount outstanding under the Notes and the Investor Note by the same amount and, accordingly, the cash proceeds received by the Company from the Investor pursuant to the Note Financing.

Placement Agent Warrants

As partial payment for its placement agent services, Palladium will receive, as and when Prepayments are made under the Investor Note, 5-year warrants (the “Placement Agent Warrants”) for the purchase of 8% of the number of shares of the Company’s common stock into which the unrestricted Principal of the Additional Note becomes convertible, without regard to any increase in shares issuable under a “True Up” or ratchet provision (the “Warrant Shares”). The exercise price of the Placement Agent Warrants will be $4.50 and the Placement Agent Warrants cannot be exercised for a period of 6 months from the applicable date of issuance. If, after the first anniversary of the applicable issuance date of the Placement Agent Warrants, there is no effective registration statement registering, or no current prospectus available for, the resale of the Warrant Shares by Palladium, then the Placement Agent Warrants may also be exercised, in whole or in part, by means of a “cashless exercise”. The Placement Agent Warrants may not be exercised if, after giving effect to the exercise Palladium, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to the issuance of the Warrant Shares. Upon not less than 61 days’ prior notice to the Company, Palladium may increase or decrease the ownership limitation, provided that the ownership limitation in no event exceeds 9.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to the issuance of the Warrant Shares.

Palladium will also receive 8% of the gross cash proceeds actually received by the Company pursuant to payments by the Investor under the Investor Note.

The Notes

Principal Amount

The aggregate principal amount of the Notes will be $5,681,818.

Maturity Date

Unless earlier converted or redeemed, the Notes mature 8 months from the Closing Date.

Interest and Payment of Interest

The Notes will bear interest at a rate of 6% per annum, subject to an increase to 12% during the first 30 days following the occurrence and continuance of an Event of Default and to 18% thereafter. Interest on the Notes will be payable in arrears commencing on April 1, 2017 and on the first Trading Day of each calendar quarter thereafter and, so long as the Equity Conditions have been satisfied, may be paid in shares of common stock at the Company’s option. The Company may also elect to pay interest in whole or in part in cash. Interest on the Notes is computed on the basis of a 360-day year and twelve 30-day months.

Conversion of the Notes

The Investor may, at any time, elect to convert the Notes into shares of the Company’s common stock at the Conversion Price, subject to certain beneficial ownership limitations described below. The Conversion Price is $4.00 under the Initial Note and $4.50 under the Additional Note.

The Investor also will have the right to convert the Notes into shares of the Company’s common stock at the Alternate Conversion Price, subject to certain beneficial ownership limitations described below. The Alternate Conversion Price is defined as the lowest of (i) the applicable Conversion Price as in effect on the applicable Conversion Date of the applicable Alternate Conversion, (ii) $4.00 for the Initial Note (subject to proportionate adjustment for stock splits, dividends and combinations), and (iii) the greater of (I) the Floor Price ($4.00) and (II) 85% of the quotient of (x) the sum of the volume weighted average price of the Company’s common stock for each of the five consecutive Trading Days ending and including the Trading Day immediately preceding the delivery or deemed delivery of the applicable conversion notice, divided by (y) 5, for the Additional Note.

If the Equity Conditions are satisfied, the Company may require the holders of the Notes to convert all or any part of the Notes, up to the Maximum Mandatory Share Amount and the Maximum Mandatory Conversion Amount (each, a “Mandatory Conversion”). If on the fifth Trading Day immediately following a Mandatory Conversion Date and on each fifth Trading Day thereafter through and including the fifteenth Trading Day immediately following such Mandatory Conversion Date (each, a “True-Up Date”) the True-Up Price is less than the applicable Mandatory Conversion Price, the Company must deliver to the holders of the Notes an additional number of shares of common stock equal to the difference between the number of shares of common stock delivered to the holders as a result of the Mandatory Conversion and the number of shares determined by dividing the principal, interest and late charges converted by the True-Up Price. The “True-Up Price” is defined as 85% of the lowest volume weighted average price of the Company’s common stock on the Trading Day with the lowest volume weighted average price during the 15 consecutive Trading Days following the Mandatory Conversion.

“Mandatory Conversion Date” means the third Trading Day following the delivery by the Company of a Mandatory Conversion Notice.

“Mandatory Conversion Price” means, with respect to any Mandatory Conversion that price which shall be the lowest of (i) the applicable Conversion Price as in effect on the applicable Mandatory Conversion Date, and (ii) 80% of the sum of (A) the volume weighted average price of the Company’s common stock for each of the 3 Trading Days with the lowest volume weighted average price of the Company’s common stock during the 20 consecutive Trading Day period ending on and including the Trading Day immediately prior to the applicable Mandatory Conversion Date divided by (B) 3.

“Maximum Mandatory Share Amount” with respect to any Mandatory Conversion Date means 100% of the quotient of (x) the sum of the composite aggregate daily share trading volume of the common stock for each Trading Day during the 5 Trading Day period ending and including the Trading Day immediately prior to the applicable Mandatory Conversion Notice Date, divided by (y) 5.

“Maximum Mandatory Conversion Amount” with respect to any Mandatory Conversion Date means the difference of (x) $500,000 less (y) the sum of each Conversion Amount converted under the applicable Note during the 5 Trading Day period ending and including the applicable Mandatory Conversion Date.

Beneficial Ownership Limitations on Conversion and Issuance

In addition to the conversion limitations described above, the Notes may not be converted and shares of the Company’s common stock may not be issued under the Notes if, after giving effect to the conversion or issuance, the applicable holders of the Notes together with its affiliates would beneficially own in excess of 9.99% of the Company’s outstanding shares of common stock. At the Investor’s option, the ownership limitation blocker may be raised or lowered to any other percentage not in excess of 9.99%, as applicable, except that any raise will only be effective upon 61-days’ prior notice to the Company.

Redemption of the Notes

Provided there has been no Equity Conditions Failure, the Company will have the right to redeem all, but not less than all, of the amounts remaining unpaid under the Notes. The portion of the Notes subject to redemption can be redeemed by the Company in cash at a price equal to 115% of the amount being redeemed. In the event of a Change of Control, the Investor may require the Company to redeem the Notes in cash at the Change of Control Redemption Price (as defined in the Notes).

Events of Default

The Notes contain standard and customary Events of Default including but not limited to: (i) failure to register the Company’s common stock within certain time periods or failure to keep the registration statement effective as required by the Registration Rights Agreement; (ii) failure to maintain the listing of the Company’s common stock; (iii) failure to make payments when due under the Notes; (iv) breaches of covenants and (iv) bankruptcy or insolvency.

Following an Event of Default, the Investor may require the Company to redeem all or any portion of the Notes. The redemption amount may be paid in cash or with shares of the Company’s common stock, at the election of the Investor, at a price equal to the Event of Default Redemption Price.

The Company must immediately redeem the Notes in cash upon the occurrence of a Bankruptcy Event of Default.

The Event of Default Redemption Price will be computed as a price equal to the greater of (i) 125% of the principal, interest and late charges to be redeemed and (ii) the product of (X) the principal, interest and late charges to be redeemed divided by the Conversion Price multiplied by (Y) the product of (1) 125% multiplied by (2) the greatest Closing Sale Price of the Company’s common stock on any Trading Day during the period commencing on the date preceding such Event of Default and ending on the date the Company makes the entire payment required to be made under the Notes.

In addition, following an Event of Default, the holders of the Notes will have the right to convert the Notes at the “Alternate Conversion Event of Default Price” which means, with respect to any Alternate Conversion, that price which shall be the lowest of (i) the applicable Conversion Price as in effect on the applicable Conversion Date of the applicable Alternate Conversion, and (ii) 75% of the lowest volume weighted average price of the Company’s common stock for each of the 30 consecutive Trading Days ending and including the Trading Day of delivery or deemed delivery of the applicable Conversion Notice.

Fundamental Transactions

The Notes will prohibit the Company from entering into specified transactions involving a change of control unless the successor entity, which must be a publicly traded corporation whose common stock is quoted on or listed for trading on an Eligible Market, assumes in writing all of the Company’s obligations under the Notes.

New Debt

With the exception of Permitted Indebtedness the Company will agree that for a period of 90 days following payment in full of the Notes, it will not incur any other debt.

Security and Pledge Agreements and Guaranty

On the Closing Date, the Company and its wholly-owned subsidiaries Zone Technologies, Inc. (“Zone”) and HMNY Zone Loan LLC will each enter into a Security and Pledge Agreement in favor of the Investor as Collateral Agent. Pursuant to such Security and Pledge Agreements, the Notes will be secured by a perfected first priority security interest in all of the assets of the Company, Zone and HMNY Zone Loan LLC, subject to Permitted Liens.

Zone and HMNY Zone Loan LLC will also provide a Guaranty to the Investor as Collateral Agent whereby they guarantee the punctual payment of all obligations that accrue after the commencement of any insolvency proceeding of the Company, whether or not the payment of such obligations are enforceable or allowable in the insolvency proceeding, and all fees, interest, premiums, penalties, causes of actions, costs, commissions, expense reimbursements, indemnifications and all other amounts due or to become due under any of the Note Financing documents, and agree to pay any and all costs and expenses (including counsel fees and expenses) incurred by the Collateral Agent in enforcing any rights under the Guaranty or any other Note Financing document.

Registration Rights Agreement

Under the terms of a Registration Rights Agreement that will be entered into with the Investor on the Closing Date, the Company is required to register for resale the shares of common stock that are issuable upon conversion of the Notes, additional shares that could be used as payment of monthly interest plus an additional number of shares so that the total number of shares of common stock registered equals 125% of the sum of the maximum number of shares issuable upon conversion of the Notes. The Registration Rights Agreement requires the Company to file the registration statement within 30 days after the Closing Date and to have the registration statement declared effective 90 days after the Closing Date (or 120 days after the Closing Date if the registration statement is subject to review by the Securities and Exchange Commission).

The Registration Rights Agreement provides for the payment of liquidated damages of 1.5% of the product of (x) the number of shares of common stock required by the Registration Rights Agreement to be included in the registration statement and (y) the Closing Sale Price as of the Trading Day immediately prior to the date a Registration Delay Payment, defined as the failure to file the registration statement in the time required, the failure to have the registration statement declared effective in the time required, the failure to maintain the effectiveness of the registration statement or the failure to keep current public information in the marketplace.

The Company is required to keep the registration statement effective (and the prospectus contained therein available for use) pursuant to Rule 415 for resales on a delayed or continuous basis at then-prevailing market prices at all times until the earlier of (i) the date as of which the holders of the Notes may sell all of the common stock issuable pursuant thereto without restriction pursuant to Rule 144 or (ii) the date on which all of the common stock covered by the registration statement shall have been sold.

Voting and Lockup Agreements

As a condition to closing the Note Financing, Theodore Farnsworth, the Chief Executive Officer and Chairman of the Board of the Company and Helios & Matheson Information Technology Ltd., of which Muralikrishna Gadiyaram, a director of the Company, is the chief executive officer, and its wholly-owned subsidiary, Helios & Matheson Inc. (collectively, the “Majority Stockholders”), who collectively own approximately 59.4% of the Company’s issued and outstanding common stock, will execute Voting and Lockup Agreements with the Company. Pursuant to the Voting and Lockup Agreements, the Majority Stockholders agree to vote in favor of the Company’s issuance of the Notes and the common stock into which the Notes can be converted. The Voting and Lockup Agreements also require that, for a period beginning on the Closing Date and ending on the date when all of the principal outstanding under the Notes issued to the Investor consists of Restricted Principal thereunder, the Majority Stockholders will not (i) dispose of or agree to dispose of, directly or indirectly, any securities of the Company, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any securities of the Company owned directly by the Majority Stockholders (including holding as a custodian) or (iii) permit to exist any security interest, lien, claim, pledge, option, right of first refusal, agreement, or limitation on the Majority Stockholders’ voting rights, charge or other encumbrance of any nature with respect to the Majority Stockholders’ securities in the Company or (iv) engage in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Majority Stockholders’ securities in the Company or (v) directly or indirectly initiate, solicit or encourage any person to take actions which could reasonably be expected to lead to the occurrence of any of the foregoing.

Letter Agreement Relating to Convertible Notes Issued on December 2, 2016

In a Current Report on Form 8-K filed by the Company on December 2, 2016, the Company reported that it issued Senior Secured Convertible Notes (the “December Convertible Notes”) to the Investor in the form attached as an exhibit to such Current Report (the “Original 8-K”), for consideration consisting of a cash payment to the Company in the amount of $1,100,000 and a promissory note to the Company in the amount of $4,900,000 (the “Investor Note”). The Original 8-K, together with a Current Report on Form 8-K filed by the Company on December 1, 2016, is incorporated by reference into this Current Report.

On February 7, 2017, pursuant to Section 7(e) of the December Convertible Notes, the Company executed a written notice to the Investor, in the form attached as an exhibit to this Current Report (the “Letter Agreement”), that the Company desires the Investor’s consent to permanently lower the Conversion Price (as defined in the December Convertible Notes) to $4.00 (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations and similar events) (the “Conversion Price Reduction”), effective upon the later of the execution of the Letter Agreement by the Investor and the Investor’s voluntary prepayment to the Company of $3,000,000 in principal amount of the Investor Note issued in conjunction with the December Convertible Notes in one lump sum (the “Investor Prepayment”). The Investor consented to the Conversion Price Reduction.

The Company also agreed to reimburse the Investor’s legal counsel for all reasonable costs and expenses incurred by it in connection with preparing and delivering the Letter Agreement.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report is hereby incorporated by reference into this Item 2.03.

Item 3.02.     Unregistered Sales of Equity Securities.

The information included in Item 1.01 of this Current Report is hereby incorporated by reference into this Item 3.02.

Item 5.07     Submission of Matters to a Vote of Security Holders.

On February 6, 2017, Theodore Farnsworth, the Company’s Chief Executive Officer and Chairman of the Board and on February 3, 2017, Helios & Matheson Information Technology Ltd., of which Muralikrishna Gadiyaram, a director of the Company, is the chief executive officer, and its wholly-owned subsidiary, Helios & Matheson Inc., the owners of 1,740,000 shares, 857,149 shares and 885,891 shares, respectively, of the Company’s 5,861,191 shares of common stock issued and outstanding, executed a written consent approving (i) the Note Financing and (ii) the issuance of the Placement Agent Warrants to Palladium in payment for its fees, and the potential issuance of more than 20% of the issued and outstanding shares of common stock of the Company pursuant to the conversion features of the Notes, in accordance with Nasdaq Listing Rule 5635.

Item 9.01.     Financial Statements and Exhibits.

See the Exhibit Index set forth below for a list of exhibits included with this Current Report.

EXHIBIT INDEX

Exhibit No.	Description

10.1	Securities Purchase Agreement
10.2	Form of Senior Secured Convertible Note to be issued by the Company
10.3	Form of Investor Note to be issued by the Investor
10.4	Form of Registration Rights Agreement
10.5	Form of Security and Pledge Agreement
10.6	Form of Guaranty
10.7	Form of Voting and Lockup Agreement
10.8	Letter Agreement
10.9	Form of Placement Agent Warrant

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 7, 2017

HELIOS AND MATHESON ANALYTICS INC.

By:	/s/ Stuart Benson
Stuart Benson, Chief Financial Officer